Exhibit 99.1

SPARK NETWORKS ANNOUNCES FILING OF REGISTRATION STATEMENT FOR PROPOSED MERGER WITH ELITESINGLES

LOS ANGELES, August 17, 2017 – Spark Networks, Inc. (“Spark”) (NYSE MKT: LOV) announced today the filing by Blitz 17-655 SE with the U.S. Securities and Exchange Commission (“SEC”) of a registration statement on Form F-4 in connection with the proposed combination of Spark and Affinitas GmbH (“EliteSingles”), which includes Spark’s preliminary proxy statement (the “Form F-4”).

As previously announced on May 2, 2017, Spark and EliteSingles have entered into a definitive agreement under which Spark and EliteSingles will combine in a stock-for-stock transaction that is expected to result in EliteSingles shareholders owning approximately 75% of the combined company and Spark shareholders owning approximately 25%. The Form F-4 was filed by Blitz 17-655 SE, the holding company under which the businesses will combine and become Spark Networks SE, and is available through the SEC’s website at www.sec.gov under the name “Blitz 17-655 SE.” The registration statement has not been declared effective by the SEC and the information in the preliminary proxy statement/prospectus is not complete and may be changed. The Spark Investor Relations website (http://investor.spark.net) contains a downloadable version of the Form F-4 and additional information regarding the Spark and EliteSingles combination.

The merger is subject to approval by Spark shareholders and the satisfaction of other customary closing conditions and is expected to close in the fourth quarter of 2017.

About Spark Networks, Inc.

The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), ChristianMingle®.com (www.christianmingle.com), JSwipe (www.jswipeapp.com), CROSSPATHS (www.crosspathsapp.com), LDSSingles (www.ldssingles.com), BlackSingles.com® (www.blacksingles.com), and SilverSingles®.com (www.silversingles.com).

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Spark’s or EliteSingles’ or the combined company’s performance or achievements to be materially different from those of any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made, and neither Spark nor EliteSingles assumes any duty to update forward-looking statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination to the existing brand portfolio, statements about the ability to drive superior growth or achieve cost savings, statements about becoming the global leader in premium dating, statements about the ability to leverage strengths of each company to provide exceptional user experience and drive shareholder value, statements about the expected size of the combined company, statements about the projected financial results of the combined company for 2018, statements about the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the possibility that the proposed transaction does not close when expected or at all because required shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in Spark’s share price before closing, including as a result of the financial performance of EliteSingles prior to closing, or more generally due to broader stock market movements, and the performance of peer group companies; (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Spark and EliteSingles operate; (iv) the ability to promptly and effectively integrate the businesses of Spark and EliteSingles; (v) the reaction to the transaction of the companies’ customers, employees and counterparties; (vi) diversion of management time on merger-related issues; (vii) lower-than-expected revenues, credit quality deterioration or a reduction in net earnings; and (viii) other risks that are described in Spark’s public filings with the SEC. For more information, see the risk factors described in Spark’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Important Additional Information will be filed with the SEC

This communication is being made in respect of the proposed business combination transaction between Spark and EliteSingles. The proposed transaction will be submitted to the shareholders of Spark for their consideration. In connection with the proposed transaction, Blitz 17-655 SE has filed with the SEC a registration statement on Form F-4 that includes the preliminary proxy statement of Spark that also constitutes a preliminary prospectus of Spark. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each Spark stockholder entitled to vote at Spark’s stockholder meeting. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SPARK, ELITESINGLES, BLITZ 17-655 SE, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders may obtain copies of the preliminary proxy statement/prospectus and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from Spark’s website (www.spark.net) under the link “Investor Relations” and then under the tab “SEC Filings” or by directing request to investor@spark.net.

Participants in Solicitation

Spark and its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from Spark’s shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Spark’s shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, are set forth in the proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about Spark’s executive officers and directors in its definitive proxy statement filed with the SEC on March 31, 2017 and in its Annual Report on Form 10-K filed with the SEC on March 22, 2017. You can also obtain free copies of these documents from Spark using the contact information above.

Contacts

Media: Bryan Locke/Mike DeGraff Sard Verbinnen & Co. (312) 895-4700	Investors: Robert O’Hare (310) 893-0550 investor@spark.net

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